EXHIBIT (11)


                                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                     NALCO CHEMICAL COMPANY AND SUBSIDIARIES



                                                                    Three Months Ended        Nine Months Ended
(Amounts in thousands,                                                September 30,                September 30,
except per share data)                                            1998          1997              1998            1997
                                                                  ------       -------           ------          -----


Basic

Average shares outstanding                                       65,731          66,792            65,957          66,811
                                                               ========        ========          ========        ========

Net earnings                                                    $40,759         $44,197          $120,715        $120,092
Dividends on preferred stock,
     net of taxes                                                (2,854)         (2,857)           (8,636)         (8,610)
                                                                -------         -------           -------         -------

Net earnings to common shareholders                             $37,905         $41,340          $112,079        $111,482
                                                                =======         =======          ========        ========


Per share amounts:
     Net earnings to common shareholders                          $0.58           $0.62             $1.70           $1.67
                                                               ========        ========          ========        ========





                                  EXHIBIT (11)

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                     NALCO CHEMICAL COMPANY AND SUBSIDIARIES



                                                                      Three Months Ended        Nine Months Ended
(Amounts in thousands,                                                   September 30,            September 30,
except per share data)                                           1998            1997           1998              1997
                                                                 ------         -------        ------             -----

Diluted

      Average shares outstanding
       used in Basic earnings per share                          65,731           66,792           65,957          66,811

      Effect of dilutive securities:
       Assumed conversion of
              preferred stock                                     7,554            7,734            7,611           7,783
       Stock options and contingently
              issuable shares                                       185              990              515             729
                                                                -------          -------          -------         -------

              TOTALS                                             73,470           75,516           74,083          75,323
                                                                =======          =======          =======         =======


      Net earnings                                              $40,759          $44,197         $120,715        $120,092
      Additional ESOP expense resulting
       from assumed conversion of
       preferred stock, net of taxes                             (1,088)          (1,109)          (3,313)         (3,354)
      Income tax adjustment on assumed
       common dividends                                            (289)            (262)            (863)           (784)
                                                                -------          -------          -------         -------

      Net earnings to common shareholders                       $39,382          $42,826         $116,539        $115,954
                                                                =======          =======         ========        ========


      Per share amounts:
  Net earnings to common shareholders                             $0.54           $0.57             $1.57           $1.54
                                                                =======         =======           =======         =======